UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MONSANTO COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Legal Proceedings Regarding the Merger

In connection with the merger agreement and the transactions contemplated thereby, a purported class action lawsuit, captioned Ken Gawrych, on behalf of himself and all others similarly situated, v. Monsanto Company et al., was filed on November 16, 2016 in the Circuit Court for St. Louis County, State of Missouri. The complaint asserts, among other things, that the defendant members of the Monsanto board of directors breached their fiduciary duties to shareowners by agreeing to a transaction that does not adequately reflect Monsanto’s true value in order to obtain personal benefits they would not otherwise receive and by failing to disclose material information relating to the transaction, and that defendants Bayer, Morgan Stanley, Ducera and unidentified employees of Morgan Stanley and Ducera aided and abetted the breaches of fiduciary duties of the Monsanto board of directors. The complaint seeks, among other relief, to enjoin the consummation of the merger. Monsanto believes the claims asserted in the lawsuit are without merit.

Additional Information and Where to Find It

In connection with the proposed merger transaction involving Monsanto Company (“Monsanto”) and Bayer Aktiengesellschaft (“Bayer”), Monsanto filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents relating to the proposed transaction on November 10, 2016, and has mailed the definitive proxy statement and proxy card to Monsanto’s stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF MONSANTO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the definitive proxy statement and the other documents filed by Monsanto with the SEC free of charge at the SEC’s website, http://www.sec.gov, and Monsanto’s website, www.monsanto.com. In addition, the documents may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, which was filed with the SEC on October 19, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended August 31, 2016 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.